Exhibit 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”) effective as of June 3, 2022 is made and entered into by and between PUREBASE CORPORATION, a Nevada corporation (“Purebase”); AGREGEN INTERNATIONAL CORPORATION, a Nevada corporation (“Agregen”); ROBERT HURTADO, an individual (“Hurtado”); JAMES TODD GAUER, an individual (“Gauer”); and JOHN GINGERICH, an individual (“Gingerich”); (all parties individually a “Settling Party” and collectively the “Settling Parties”).

RECITALS:

A.	There is one lawsuit currently pending between the Settling Parties: Purebase Corporation v. Agregen International Corporation et al, Case No. CV19-00097 in the Second Judicial District Court of the State of Nevada in and for the County of Washoe (the “Lawsuit”).

B.	The Lawsuit arises out of a dispute between the Settling Parties related to the business and operations of Purebase Corporation as generally described in the First Amended Complaint filed in the Lawsuit (the “Dispute”).

C.	The Settling Parties desire to resolve all issues and disagreements by and between them related to the Dispute and the Lawsuit.

TERMS OF SETTLEMENT:

In consideration of the mutual covenants and promises contained in this Agreement and to avoid the expense of litigation, the Settling Parties agree as follows:

1.	The forgoing recitals are true and incorporated herein, as though set forth in full.

2.	Consideration: the consideration given under this Agreement shall be the following:

a.	Gauer owns 17,338,800 shares in Purebase Corporation through two entities:

i.	Bayshore Capital Management Corp., which owns 168,000 shares; and

ii.	Bay St. Capital Corp., which owned 21,170,800 shares but recently sold 4,000,000 shares to bring its current holdings to 17,170,800 shares.

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Gauer will immediately surrender half of the shares owned by those two entities, totaling 8,669,400 (“Surrendered Shares”) to Purebase Corporation upon execution of this Agreement;

b.	Gauer shall have the option to repurchase the Surrendered Shares for Two Dollars and Fifty Cents United States Dollars (US$2.50) per share on or before June 3, 2027;

c.	Upon Gauer’s surrender of the Surrendered Shares, the Lawsuit shall be dismissed with prejudice as to all parties, all parties to bear their own attorneys’ fees and costs; and

d.	Each Settling Party to this Agreement shall bear its own fees and costs, including attorneys’ fees, resulting from or related to the negotiation and execution of this Agreement. Each Settling Party waives and releases any claim for fees and expenses, including but not limited to attorneys’ fees, with respect to the negotiation and execution of this Agreement.

3.	Agreement Not Admission of Liability. This Agreement is a resolution of disputed claims and defenses and is intended by the Settling Parties to avoid the expenses and risks of litigation. By executing this Agreement, no Settling Party, nor any of their affiliates, employees or representatives admits to any wrongdoing, liability or responsibility.

4.	Mutual Releases.

a.	Purebase and its officers, directors, employees, control persons, agents, successors, and assigns agree to completely and forever release and discharge Agregen, Hurtado, Gauer, Gingerich, and their officers, directors, employees, control persons, agents, successors, and assigns of and from all known and unknown past, present, and future actions, causes of action, agreements, controversies, claims, damages, demands, debts, liabilities, obligations, expenses, compensation, suits, and variances whatsoever in law or at equity, based on a tort, contract, or other theory of recovery, and whether for compensatory or punitive damages, which Purebase ever had or now has against those persons and entities including those in any way connected with, arising out of, concerning, or related to the Lawsuit, the Dispute, and/or the negotiation and execution of this Agreement. This release specifically excludes any claims that may arise out of this Agreement after the date of full execution.

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b.	Agregen, Hurtado, Gauer, Gingerich, and their officers, directors, employees, control persons, agents, successors, and assigns to completely and forever release and discharge Purebase and its officers, directors, employees, control persons, agents, successors, and assigns of and from all known and unknown past, present, and future actions, causes of action, agreements, controversies, claims, damages, demands, debts, liabilities, obligations, expenses, compensation, suits, and variances whatsoever in law or at equity, based on a tort, contract, or other theory of recovery, and whether for compensatory or punitive damages, which Agregen, Hurtado, Gauer, and/or Gingerich ever had or now have against those persons and entities including those in any way connected with, arising out of, concerning, or related to the Lawsuit, the Dispute, and/or the negotiation and execution of this Agreement. This release specifically excludes any claims that may arise out of this Agreement after the date of full execution.

5.	Attorneys’ Fees. If any action or proceeding is commenced to enforce the terms of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs incurred therein from the non-prevailing party.

6.	General Provisions.

a.	Notice. All notices concerning this Agreement shall be mailed and emailed to the Settling Parties at the following addresses:

To Purebase:	Courtney G. Sweet, Esq.
Gunderson Law Firm
3895 Warren Way
Reno, Nevada 89509
csweet@gundersonlaw.com

To Agregen:	Agregen International Corporation
c/o Robert Hurtado
1245 E. Echo Lane
Phoenix, Arizona 85020

To Hurtado:	Robert Hurtado
1245 E. Echo Lane
Phoenix, Arizona 85020

To Gauer:	Todd Gauer
401 Bat Street, Suite 2410
Toronto, ON M5H 2Y4
Canada

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To Gingerich:	John Gingerich
306-59 Perry St.
Woodstock, ON N4S 3C4
Canada

With copy to:
Ken Creighton
Guild, Gallagher & Fuller
100 W. Liberty Street, Suite 800
Reno, NV 89501

—Any Settling Party may change their address for notices by a notice in writing mailed and emailed to the addresses shown above.

b.	Integration and Amendments. This Agreement, and the documents to be concurrently executed herewith, contain the entire Agreement of the Settling Parties relating to the subject matter of this Agreement and may be modified or amended only by a written instrument executed by all of the Settling Parties. This Agreement shall supersede all other written documents executed by the Settling Parties relating to the subject matter of this Agreement.

c.	Severability. If any portion of this Agreement shall for any reason be unenforceable in any respect, such unenforceability shall not affect any other provision of this Agreement, unless enforcement of the remainder would constitute a material failure of consideration.

d.	Authority and No Prior Assignment. Each person executing this Agreement represents and warrants to each other Settling Party that (i) he/she has the authority to execute this Agreement and (ii) that he/she has not voluntarily or involuntarily assigned or otherwise hypothecated his/her interest in the claims or demands hereby compromised and released.

e.	No Construction Against Drafter. Each Settling Party has had the opportunity to review this Agreement independently with their respective attorney and has participated in the drafting hereof. Any ambiguity shall not be construed against any one Settling Party merely because that Settling Party was allegedly the drafter thereof.

f.	Parties Represented by Counsel: The Settling Parties acknowledge and agree that they have entered into this Agreement voluntarily, without duress or coercion, and have done so with the full advice of their respective legal counsel.

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g.	Course of Dealing. No course of dealing and no delay on the part of the Settling Parties in exercising any right, power, or remedy under this Agreement shall operate as a waiver thereof or otherwise prejudice the Settling Parties’ rights, powers, and remedies conferred under this Agreement. No right, power, or remedy conferred by this Agreement shall be exclusive of any other right, power, or remedy now or hereafter available at law, in equity, by statute, or otherwise.

h.	Counterparts. This Agreement may be executed in any number of counterparts, and all such counterparts executed by all of the Settling Parties hereto, each as an original, shall constitute one and the same instrument. The parties may each sign by “DocuSign” and a copy, scan, or fax thereof shall be deemed an original. Facsimile, “DocuSign,” or electronic mail signatures shall be sufficient to make this Agreement binding, with original signatures to be delivered promptly after the date of full execution.

i.	Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

PUREBASE CORPORATION		AGREGEN INTERNATIONAL CORPORATION

	/s/ A. Scott Dockter		/s/ James Gauer
By:	A. Scott Dockter	By:	James Todd Gauer
Its:	Director	Its:	President

/s/ Robert Hurtado
		By:	Robert Hurtado, individually

/s/ James Gauer
		By:	James Todd Gauer, individually

/s/ John Gingerich
		By:	John Gingerich, individually

Agreed to as to Paragraph 2(a) of this Agreement:

BAYSHORE CAPITAL MANAGEMENT GROUP		BAY ST. CAPITAL CORP

	/s/ James Gauer		/s/ James Gauer
By:	James Todd Gauer	By:	James Todd Gauer
Its:	President	Its:	President

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